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News Release

For Release:	FOR IMMEDIATE RELEASE

Contact:	Investors:	Kelley MacDonald	Media:	Hannah Grove	Carolyn Cichon
		+1 617/664-3477		+1 617/664-3377	+1 617/664-8672

STATE STREET COMPLETES ACQUISITION OF
GLOBAL SECURITIES SERVICES BUSINESS IN ITALY

State Street now a Leading Provider of Investment Services in Italy with
High Caliber Client Base, Talented Team and Industry-Leading Services

Integration of Global Securities Services Businesses Acquired
from Deutsche Continues On Track
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        BOSTON, MA, July 1, 2003 – State Street Corporation (NYSE: STT), the world's leading specialist in meeting the needs of sophisticated global investors, announced today the closing of the acquisition of the Italian portion of the Global Securities Services (GSS) business which the company purchased from Deutsche Bank in January 2003.

        “We are extremely pleased to complete the acquisition in Italy on schedule, while continuing to deliver the highest quality service to our clients,” said David A. Spina, chairman and CEO of State Street Corporation. "This acquisition positions State Street to meet the increasing demand in the Italian investment-fund market for proven, sophisticated partners who can provide flexible investor services that meet their specific needs. Additionally, we have expanded our reach in the European domestic and offshore fund markets, adding Milan to our established presence in Brussels, Dublin, Frankfurt, London, Luxembourg, Munich, Paris and Zurich.”

        Jean-Marc Crepin has been named vice president and manager of the Milan office with responsibility for State Street’s new investment services operations. Crepin has led Deutsche Bank’s GSS operations in Italy since 2001. He will report to Yoram Matalon, managing director of State Street Bank GmbH in Frankfurt. The Milan-based business has 26 employees and will continue to provide institutional investors in the region with a wide array of investment services, including Depotbank services, custody, and securities lending.

        The company expects to close the acquisition of the Austrian GSS business in the third quarter of 2003, subject to regulatory approval. State Street began integrating operations and converting GSS clients in markets outside of Italy and Austria on February 1, 2003. State Street remains well on track to retain 90% of the GSS client revenue, and recently announced additional new business, such as its mandate to provide investment servicing for Scudder Funds in the United States.

        State Street's global integration strategy for the GSS businesses is focused on positioning the combined investment servicing business for continued growth in the expanding European marketplace, building on State Street's established leadership in the U.S. and maximizing the cost synergies across the company.

        State Street Corporation (NYSE: STT) is the world’s leading specialist in providing sophisticated global investors with investment servicing, investment management, research and analytics and trading services. With $7.9 trillion in assets under custody and $788 billion in assets under management, State Street is headquartered in Boston, Massachusetts and operates in 21 countries and over 100 markets worldwide. For more information, visit State Street’s web site at www.statestreet.com.

        This news release may contain forward-looking statements, as defined by U.S. securities laws. Any such statements are based on current expectations and involve a number of risks and uncertainties. Important factors, including those mentioned in this news release, that could cause actual results to differ materially are set forth in State Street's annual report and subsequent SEC filings. They include risks and uncertainties relating to the value of global and regional financial markets and the pace of worldwide economic growth. State Street encourages investors to review its annual report and SEC filings in conjunction with this announcement and prior to making any investment decision. Any forward-looking statements contained in this news release speak only as of the date of release, July 1, 2003, and the company does not undertake to revise such forward-looking statements to reflect events after the date of this release.

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